UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2007

Quovadx, Inc
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29273

Delaware	85-0373486
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7600 E. Orchard Road, Suite 300-S
Greenwood Village, CO 80111
(Address of principal executive offices, including zip code)

303-488-2019
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On May 14, 2007, Juan Perez notified Quovadx, Inc. (the "Company") that he intends to resign from his position as vice president, controller and principal accounting officer effective June 8, 2007. Mr. Perez is resigning for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. In light of the Company's proposed merger with an affiliate of Battery Ventures, first announced on April 2, 2007 and explained in Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 2, April 3 and May 4, 2007, the Company has no current intention to replace Mr. Perez. The Company's chief financial officer, Matthew T. Pullam will assume the responsibilities of principal accounting officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quovadx, Inc

Date: May 16, 2007	By:	/s/ Linda K. Wackwitz
Linda K. Wackwitz
Executive Vice President, Chief Legal Officer and Secretary